Exhibit 5.1

July 25, 2016

Mercury Systems, Inc.
201 Riverneck Road
Chelmsford, Massachusetts 01824

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission on or about July 25, 2016 (the “Registration Statement”), of an aggregate of 114,669 shares (the “Shares”) of common stock, par value $0.01 per share, of Mercury Systems, Inc., a Massachusetts corporation (the “Company”), which are or will be issuable to officers, employees, non-employee directors and consultants of the Company and its subsidiaries in connection with restricted shares (“Restricted Shares”) granted pursuant to the Company’s Amended and Restated 2005 Stock Incentive Plan, as amended (the “2005 Plan”).

We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda, and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies and the authenticity and completeness of all original documents reviewed by us in original or copy form. We have further assumed that all Restricted Shares to be issued will be validly issued in accordance with the terms of the 2005 Plan.

This opinion is limited solely to the substantive laws of the Commonwealth of Massachusetts.

Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and the delivery of the Shares in accordance with the terms of the 2005 Plan, the Shares will be validly issued, fully paid, and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

Very truly yours,

/s/MORGAN, LEWIS & BOCKIUS LLP

MORGAN, LEWIS & BOCKIUS LLP